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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         AS INDEPENDENT PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION OF OUR REPORT, DATED DECEMBER 2, 1997, ON THE FINANCIAL STATEMENTS OF DAVIS ELECTRICAL CONSTRUCTORS, INC. INCLUDED IN THIS FORM 8-K, INTO INTEGRATED ELECTRICAL SERVICES, INC.'S PREVIOUSLY FILED REGISTRATION STATEMENTS ON FORM S-8 (FILE NOS. 333-67113, 333-45447 AND 333-45449), AND ON PREVIOUSLY
FILED POST EFFECTIVE AMENDMENT NO. 5 TO FORM S-1 ON FORM S-4 (FILE NO.
333-50031).



ELLIOTT, DAVIS & COMPANY, L.L.P.
GREENVILLE, SOUTH CAROLINA
MAY 5, 1999